Exhibit 99.1
TerraForm Global Comments on SunEdison's Chapter 11 Restructuring Filing

TerraForm Global Is Not Included in SunEdison's Chapter 11 Cases

Will Continue to Operate in Ordinary Course

BETHESDA, Md., April 21, 2016 (GLOBE NEWSWIRE) -- TerraForm Global, Inc. (Nasdaq:GLBL), an indirect subsidiary of SunEdison, Inc. (NYSE:SUNE) that is a global owner and operator of clean energy power plants in emerging markets, today commented on the voluntary filing made by SunEdison, Inc. and certain of its domestic and international subsidiaries for protection under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Southern District of New York. TerraForm Global and its sister company, TerraForm Power, Inc. (Nasdaq:TERP), are not part of the SunEdison bankruptcy filing and have no plans to file for bankruptcy themselves. TerraForm Global and TerraForm Power are publicly listed companies that are separate legal entities and are traded separately on Nasdaq. The equity interests of TerraForm Global and TerraForm Power in their respective wind and solar power plants that are legally owned by their respective subsidiaries are not available to satisfy the claims of creditors of SunEdison. Accordingly, we expect that TerraForm Global's fleet of wind and solar power plants will continue to operate and continue to deliver clean electricity to its customers in Brazil, India, China, South Africa, Uruguay, Thailand, and Malaysia.

TerraForm Global believes that it has sufficient liquidity to operate its business. Although SunEdison's bankruptcy will present challenges, TerraForm Global expects to continue to operate in the ordinary course and to meet its financial obligations on a timely basis. In addition, TerraForm Global intends to coordinate with SunEdison so that the Company's facilities and their operations continue to perform uninterrupted.

SunEdison has been, and is expected to continue to be, an important partner for TerraForm Global as SunEdison affiliates provide asset management and operations and maintenance ("O&M") services to many of TerraForm Global's power plants. TerraForm Global anticipates that SunEdison will continue to provide these asset management and O&M services for TerraForm Global's power plants following the filing. In addition, TerraForm Global expects that SunEdison generally will continue to fulfill its obligations to provide corporate level support to TerraForm Global under the Management Services Agreement between SunEdison and TerraForm Global. Even if certain of those obligations were not fulfilled, TerraForm Global expects to be able to continue operating its business pursuant to contingency plans it has been developing.

As SunEdison announced on April 21, 2016, SunEdison has secured commitments for new capital totaling up to $300 million in debtor-in-possession ("DIP") financing from a consortium of first and second lien lenders. Subject to Court approval, these financial resources will be made available to SunEdison to support its continuing business operations, minimize disruption to its worldwide projects and partnerships, and make necessary operational changes.

TerraForm Global's corporate level revolving credit facility and indenture for its senior unsecured bonds do not include an event of default provision triggered by a SunEdison bankruptcy. In addition, as previously disclosed in the Company's 8-K filing from March 29, 2016, the majority of its existing power purchase agreements ("PPAs") do not include provisions that permit the offtake counterparty to terminate the contract in the event that SunEdison files for bankruptcy. At the project level, the financing agreements for our remaining three levered power plants in India contain provisions that provide lenders with the right to accelerate debt maturity due to SunEdison's bankruptcy as an original sponsor of the project and/or party to certain material project agreements, such as O&M and EPC related contracts. In addition, for our power plants in South Africa, the project-level financing agreements contain events of default provisions triggered by the bankruptcy of SunEdison as a party to certain material project contracts, such as O&M and EPC related contracts. Our project-level financings agreements may also contain event of default provisions related to delays in the preparation of audited financial statements. TerraForm Global will work with its project lenders to obtain waivers and/or forbearance agreements as it seeks to cure such defaults, however no assurances can be given that such waivers and/or forbearance agreements will be obtained.

Additional information is available on TerraForm Global's website at www.terraformglobal.com.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as "expect," "anticipate," "believe," "intend," "plan," "seek," "estimate," "predict," "project," "goal," " guidance," "outlook," "objective," "forecast," "target," "potential," "continue," "would," "will," "should, " "could," or "may" or other comparable terms and phrases.

These statements include, without limitation, statements relating to the plans of TerraForm Power and TerraForm Global, Inc. with respect to the bankruptcy filing made by SunEdison and related matters; the adequacy of our liquidity; the impact of the bankruptcy filing by SunEdison on TerraForm Global, including on our debt and PPAs; SunEdison's future provision of asset management and O&M services; and the ability of SunEdison to comply with the terms of and access the financial resources made available to it under its DIP financing facility.

These forward-looking statements are based on current expectations as of the date of this filing and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of SunEdison to develop, prosecute, confirm and consummate its Chapter 11 plan of reorganization; the effect of SunEdison's Chapter 11 filing on our relationships with third parties and employees, our projects, and our expenses; proceedings that may be brought by third parties in connection with SunEdison's Chapter 11 process; the ability of SunEdison to comply with the terms of its DIP financing facility; SunEdison's ability to obtain additional financing; SunEdison's ability to retain key management and employees; decisions by SunEdison and the Bankruptcy Court in the Chapter 11 process; and additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

TerraForm Global undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:
Brett Prior
TerraForm Global
investors@terraform.com

Media:

United States:
Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

India:
Sneha Dev
Edelman India
sneha.dev@edelman.com

+91-9958000706

South Africa:
Jocelyn Newmarch
Edelman South Africa
jocelyn.newmarch@edelman.com
+27 84 462 1111

Brazil:
Michelle Ito
Edelman Significa
michelle.ito@edelmansignifica.com
+ 55 11 3066 7785